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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
               Pursuant to Section 12(b) or (g) of the Securities
                              Exchange Act of 1934

                          -----------------------------

                              PAPER WAREHOUSE, INC.
          (Exact name of registrant issuer as specified in its charter)

                 MINNESOTA                               41-1612534
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

                   7630 EXCELSIOR BOULEVARD
                    MINNEAPOLIS, MINNESOTA                    55426
           (Address of principal executive offices)        (Zip Code)

                          -----------------------------

     Securities to be registered pursuant to Section 12(b) of the Act: None.

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this from relates: 333-79161.

        Securities to be registered pursuant to Section 12(g) of the Act:

                 9% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005

                                       AND

                     COMMON STOCK, $0.01 PAR VALUE PER SHARE

                                (Title of class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Registrant incorporates herein by reference the sections entitled "Description of Debentures," "Description of Capital Stock -- Common Stock" and "Description of Capital Stock -- State Law Provisions with Potential Anti-Takeover Effect" in the Prospectus portion of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-79161) filed by the Registrant under the Securities Act of 1933, as amended, on May 24, 1999, as amended in the Pre-Effective Amendment No. 1 filed on June 15, 1999, as the same may be subsequently amended by amendments to the Registration Statement, and to the extent applicable, such sections of any prospectus relating to such Registration Statement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2.  EXHIBITS.

         The following is a list of all exhibits filed as part of this Registration Statement:

         Exhibit 1 Registrant's Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36911)).

         Exhibit 2 Registrant's Amended and Restated By-laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-36911)).

         Exhibit 3 Form of Indenture dated June ____, 1999 between the Company and Norwest Bank Minnesota N.A. relating to the 9% Convertible Subordinated Debentures due 2005 (incorporated by reference to Exhibit 4.4 to the Company's Pre-Effective Amendment No. 1 to Form S-1 filed with the SEC on June 15, 1999 (Reg. No. 333-79161)).

         Exhibit 4 Form of 9% Convertible Subordinated Debenture due 2005 (incorporated by reference to Exhibit 4.5 to the Company's Pre-Effective Amendment No. 1 to Form S-1 filed with the SEC on June 15, 1999 (Reg. No. 333-79161)).


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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    PAPER WAREHOUSE, INC.

Dated:  June 16, 1999               By:    /s/ Yale T. Dolginow
                                         ---------------------------------------
                                           Yale T. Dolginow

                                    Its:   President and Chief Executive Officer


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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                ----------------

                              PAPER WAREHOUSE, INC.

                                  EXHIBIT INDEX
                                       to
                            REGISTRATION STATEMENT ON
                                    FORM 8-A

                                ----------------






Exhibit                                                                         Method of Filing
-------                                                                         ----------------
  1            Registrant's Amended and Restated Articles of Incorporation............(2)

  2            Registrant's Amended and Restated By-laws..............................(2)

  3            Form of Indenture dated June ___, 1999
                 between the Company and Norwest Bank Minnesota N.A...................(1)

  4             Form of 9% Convertible Subordinated Debenture due 2005................(1)


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(1)      Incorporated by reference into Paper Warehouse, Inc.'s Registration
         Statement on Form S-1 (Reg. No. 333-79161).

(2) Incorporated by reference into Paper Warehouse, Inc.'s Registration Statement on Form S-1 (Reg. No. 333-36911).


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